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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Whitney Information Network, Inc.
(Name of Registrant as Specified In Its Charter)
[List Other Person(s) or replace with LP24 (total) if blank]
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WHITNEY INFORMATION NETWORK, INC.
1612 E. Cape Coral Parkway, Suite A
Cape Coral, Florida 33904

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 14, 2005

To the shareholders of Whitney Information Network, Inc.:

        The Annual Meeting of the shareholders of Whitney Information Network, Inc. will be held at our Training Center located at 1611 E. Cape Coral Parkway, Cape Coral, Florida 33904, at 10:00 A.M. on September 14, 2005, or at any adjournment or postponement thereof, for the following purposes:

  1.
  To elect four directors of the Company.

  2.
  To transact such other business as may properly come before the meeting.

        Details relating to the above matters are set forth in the attached Proxy Statement. All of our shareholders of record as of the close of business on July 22, 2005 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

        All shareholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Ronald S. Simon
                      Executive Vice President

July 29, 2005

PROXY STATEMENT

WHITNEY INFORMATION NETWORK, INC.
1612 E. Cape Coral Parkway, Suite A
Cape Coral, Florida 33904
Telephone: (239) 542-0364

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 14, 2005

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Whitney Information Network, Inc. (the "Company," "we," or "us"), a Colorado corporation, of no par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 10:00 A.M. on September 14, 2005, or at any adjournment or postponement thereof. We anticipate that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about July 29, 2005. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve any other proposed matters.

        Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

        All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

        The close of business on July 22, 2005 has been fixed by our Board of Directors as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 8,704,410 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information with respect to the ownership of our Common Stock as of the record date, by (i) each person who is known by us to own of record or beneficially more than 5% of our Common Stock, (ii) each of our officers and directors and (iii) all officers and directors as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock. Shareholdings include shares held by family members and shares issuable under stock options exercisable within 60 days from the date hereof. The addresses of the individuals listed below are in the Company's care at 1612 E. Cape Coral Parkway, Suite A, Cape Coral, FL 33904.

Name of Owner	Number of Shares	Position	Percent of Class(1)
Russell A. Whitney(1)	6,735,600	Chairman of the Board of Directors and Chief Executive Officer	76.6%
Ronald S. Simon(2)	478,125	Executive Vice President, Acting Chief Financial Officer, Secretary and Director	5.28%
Nicholas S. Maturo(3)	150,000	President and Chief Operating Officer	1.71%
John F. Kane	206,333	Executive Vice President	2.4%
Frederick A. Cardin	20,000	Director	(4)
Chester P. Schwartz	20,000	Director	(4)
All officers and directors as a group (six persons)	7,610,058		80.15%

(1)
Comprised of 6,615,600 shares held jointly by Mr. Whitney and his wife and 120,000 stock options held by members of Mr. Whitney's family.

(2)
Comprised of 35,125 shares and 443,000 stock options.

(3)
Comprised of 5,000 shares and 145,000 stock options

(4)
Less than 1%

ELECTION OF DIRECTORS

        At the Annual Meeting, our shareholders will elect four directors. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as our nominees for directors. All of the nominees are presently members of the Board of Directors and their names and biographical information are set forth below. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as our Board of Directors may recommend.

Name	Age	Position
Russell A. Whitney	48	Chairman of the Board of Directors and Chief Executive Officer
Ronald S. Simon	61	Executive Vice President, Acting Chief Financial Officer, Secretary and Director
Nicholas S. Maturo	56	President and Chief Operating Officer
John F. Kane	50	Executive Vice President
Frederick A. Cardin	58	Director
Chester P. Schwartz	59	Director

        Directors hold office for a period of one year from their election at the annual meeting of stockholders or until their successors is duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors. Our Audit and Compensation Committees are composed of Messrs. Schwartz and Dr. Cardin, both of whom are independent directors. Mr. Schwartz is the chairman of our Audit Committee and our Audit Committee financial expert

        Russell A. Whitney, Chairman of the Board of Directors and Chief Executive Officer.    Mr. Whitney is our founder and has been Chairman and Chief Executive Officer of our company and its predecessors since 1987. He is also Chief Executive Officer and a director of all of our wholly-owned subsidiaries. Mr. Whitney is also an active real estate investor for his own account and has written and published several books on wealth building topics.

        Ronald S. Simon, Executive Vice President, Acting Chief Financial Officer, Secretary and Director.    Mr. Simon is a Certified Public Accountant and has been a member of our Board of Directors since August 1998. Mr. Simon was a self-employed certified public accountant from 1987 until he joined us in June 1998. In June 2002, he was appointed our Executive Vice President and in October 2004, he was appointed Acting Chief Financial Officer. Mr. Simon holds a Bachelor of Science degree in accounting from the University of Illinois.

        Nicholas S. Maturo, Chief Operating Officer.    Mr. Maturo joined us in September 2002 and became our Chief Operating Officer in January 2003 and was appointed President on June 22, 2004. He was the Chief Operating Officer of Food Trader, Inc. from March 2000 to September 2002. From 1981 to January 2000, he held a number of executive positions with Kraft Foods in the United States, and internationally

        John F. Kane, Executive Vice President.    Mr. Kane has been the President of Precision Software Services, Inc., one of our wholly-owned subsidiaries since 1993. Precision develops real estate investment and other basic business software and was purchased by us in November 2001. We appointed Mr. Kane an Executive Vice President in January 2003.

        Frederick A. Cardin, Director, joined us as a director in April 2003, and since June 1996 has been managing director of Harvard Growth Strategies, a consulting firm which advises clients on business strategies, financing and marketing. From 1974 to 1981, he was first a member and then a partner and a director of the Cambridge Research Institute, a strategic planning consulting firm in Cambridge, Massachusetts. From 1970 to 1971 he held a faculty appointment in international finance at the Harvard Business School. Dr. Cardin earned his MBA with distinction and his Doctorate in Finance from the Harvard Graduate School of Business Administration. He earned a Bachelor's degree in economics Summa Cum Laude from Tufts University.

        Chester P. Schwartz, Director, joined us as a director in July 2003. Since 1970 he has been engaged in the private practice of law in Denver, Colorado, specializing in real estate and commercial law. He earned a Bachelor of Science and Juris Doctor degree from the University of Colorado.

EXECUTIVE COMPENSATION

        The following table provides certain summary information concerning compensation paid to our Chief Executive Officer and others for the calendar years indicated below:

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Other Annual Compensation ($)	Restricted Stock Award(s) (#)	Shares Underlying Options ($)	All Other Compensation ($)
	Year	Salary ($)	Bonus ($)
Russell A. Whitney, CEO	2004 2003 2002 2001	553,846 400,000 350,000 250,000	600,000 275,000 450,000 100,000	— — — —	— — — —	— — 75,000 —	— — — —
Richard Brevoort, Former President(1)	2004 2003 2002 2001	0 0 125,000 100,000	0 0 50,000 50,000	— — — —	— — — —	— — 78,500 —	— — — —
Ronald S. Simon, Exec. Vice President, Secretary and Acting Chief Financial Officer	2004 2003 2002 2001	230,769 180,000 100,000 55,000	125,000 75,000 50,000 25,000	— — — —	— — — —	100,000 50,000 75,000 —	— — — —
Nicholas Maturo, President and COO	2004 2003	230,769 180,000	125,000 20,000	— —	— —	100,000 45,000	— —
John Kane, Executive Vice President	2004 2003	190,785 120,000	75,000 15,000	— —	— —	25,000 25,000	— —
Charles Miller, Former Chief Financial Officer(2)	2004 2003	175,000 120,000	75,000 15,000	— —	— —	25,000 10,000	— —

(1)
Mr. Brevoort passed away in September 2002.

(2)
Mr. Miller resigned in October 2004.

        In May, 2003, we entered into a three-year employment agreement with Mr. Whitney which provides for a salary of $400,000 per year, together with bonuses to be granted by the Compensation Committee of our Board of Directors, and customary employee benefits, including health insurance. Mr. Whitney's salary was increased to $600, 000 for the year 2004. Bonuses granted by the Board of Directors to Mr. Whitney are expected to be between 50% and 150% of his salary, depending upon our level of profitability. In May, 2003, we also entered into three-year employment agreements with Messrs. Simon, Maturo, Miller and Kane, providing for initial annual salaries of $180,000, $180,000, $120,000 and $120,000, respectively, which were amended by the Compensation Committee for 2004 to be $250,000, $250,000, $175,000 and $200,000. We have instituted a cash bonus plan which will be administered by the Compensation Committee of our Board of Directors. Under the bonus plan, employees, including all of our executive officers, except our Chief Executive Officer, may receive cash bonuses of up to 50% of their salaries based upon a number of factors, including the meeting or exceeding of internally prepared budgets and forecasts, along with a number of subjective criteria.

        The following table sets forth certain information regarding grants of stock options to Russell A. Whitney, Nicholas Maturo, Richard Brevoort, and Ronald S. Simon, the executive officers who received stock options during the years 2000 through 2004. The fair value of the grants has been estimated utilizing the Black-Scholes option pricing.

Name	Number of Underlying Securities Options/SARs Granted During Last 12 Months		% of Total Options/SARs Granted During Last 12 Months	Exercise or Base Price ($/Sh) (weighted average)	Expiration Date	Grant Date Present Value
Russell A. Whitney	30,000	(1)	7%	$4.50	01/2014	$95,400	(4)
Richard Brevoort	—	(2)	0%	$—	—	$—
Ronald S. Simon	100,000		23%	$4.50	01/2014	$318,000	(4)
Nicholas Maturo	100,000		23%	$4.50	01/2014	$318,000	(4)
Charles Miller	25,000	(3)	6%	$4.50	01/2014	$79,500	(4)

(1)
Comprised of options granted to Mr. Whitney's wife and daughter both of whom are employees of the Company.

(2)
Mr. Brevoort passed away in September 2002.

(3)
Mr. Miller resigned in October 2004.

(4)
Our present value computations were based upon the following assumptions: 56.97% volatility, ten year life, risk free rate of return of 4.24% and a 0% dividend yield.

        The following table sets forth, on an aggregated basis, each exercise of stock options (or tandem SARs) and freestanding SARs during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options and SARs.

Name	Shares Acquired on Exercise	Value Realized	# of Securities Underlying Unexercised Options/SARs at December 31, 2004	Value of Unexercised In-The Money Options/SARs at December 31, 2004
Russell A. Whitney	0	0	172,200	$178,773
Richard Brevoort	0	0	268,600	$282,938
Ronald S. Simon	0	0	443,000	$370,125
Nicholas Maturo	0	0	145,000	$0

        We have not adopted any retirement, pension or profit sharing plans for the benefit of our officers or directors although we adopted our 1998 Stock Option Plan for the benefit of our officers, directors, employees and consultants. We also offer our employees a 401(k) plan. Our contributions, charged to operations, for the years ended December 31, 2004, 2003, and 2002, were $140,329, $42,627, and $0, respectively.

Compensation of Directors

        Independent directors receive $10,000 per year for serving as members of the Board of Directors. Members of the Audit Committee receive an additional $2,500 per year. Expenses incurred by our directors in attending Board meetings are reimbursed, and independent directors each receive 5,000 stock options annually under our 1998 Stock Option Plan upon joining our Board.

Stock Option Plan

        In 1998 we adopted a stock option plan which provides for the grant of options intended to qualify as "incentive stock options" or "nonqualified stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to employees.

        The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to our employees and to promote the success of our business.

        We have reserved 2,187,500 shares of Common Stock for issuance under the Plan, which is administered by the Compensation Committee of our Board of Directors. Under the Plan, the Compensation Committee determines which individuals will receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price. As of December 31, 2004 options to purchase 1,827,475 shares of Common Stock at exercise prices ranging from $1.75 per share to $4.50 per share were outstanding under the Plan, and 765,250 shares remained available for future option grants. Of these options, 1,028,800 have been issued to executive officers and directors at exercise prices ranging from $1.81 per share to $4.50 per share.

        The per share exercise price of the Common Stock subject to options must not be less than the fair market value of the Common Stock on the date the option is granted. In the case of incentive stock options, the aggregate fair market value, determined as of the date the option is granted, of the Common Stock that any person may purchase in any calendar year pursuant to the exercise of incentive stock options must not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of our stock is eligible to receive incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date of grant. The stock options are subject to anti-dilution provisions in the event of stock splits, stock dividends and the like.

        No incentive stock options are transferable by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option is only exercisable by the optionee. The exercise date of an option granted under the Plan must not be later than ten years from the date of grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by us will become available once again for issuance. Shares issued upon exercise of an option rank equally with other shares then outstanding.

RELATED PARTY TRANSACTIONS

        In 2003 we leased 2,242 square feet of office space at 4818 Coronado Parkway, Cape Coral, Florida 33904 from Russell A. Whitney, our Chairman and Chief Executive Officer, on a monthly basis without a written lease for $2,242 per month. We elected to lease the property on a monthly basis without a written lease as we were uncertain of whether we would continue to use this space, considering we recently purchased our own office building in Cape Coral and may move into additional space in that building when current leases to non-affiliates expire. In 2004 we vacated this space. We lease 2,200 square feet of training facilities at 1611 E. Cape Coral Parkway, 9,000 square feet of space at 1625 E. Cape Coral Parkway which is used for shipping, and 5,000 square feet at 1630 SE 47th Terrace which we use as a Training Center and for storage, all in Cape Coral Florida from Cape Promenade Trust which is for the benefit of Russell A. Whitney, our Chairman and Chief Executive Officer and his wife Ingrid. The leases are for three years and began on March 1, 2003, March 1, 2003 and June 1, 2004, respectively. The monthly rentals are $1,943, $7,950, and $7,238 respectively.

        We provided payroll services to Whitney Leadership Group, Inc., a company previously owned and managerially and operationally controlled by Mr. Whitney which we acquired in July 2003. Whitney Leadership owns the rights to our television real estate infomercials which we use to attract students to our free informational training sessions, a number of our educational books and tapes and one of our course offerings, for which we paid Whitney Leadership $1.00 for each person who registers for our free informational training sessions.

        MRS Equity Corp. provided software products and services to us which we market that allows mortgagees to pay their mortgages every two weeks rather than monthly, thereby reducing mortgage payments over the life of the mortgage and increasing principal reductions. We provided MRS with payroll services. MRS is a wholly-owned subsidiary of Equity Corp. Holdings, Inc., which was previously owned and managerially and operationally controlled by John F. Kane, an Executive Vice President and which we acquired in July 2003.

        The dollar amount of products we purchased from MRS is (in thousands):

	2004	2003	2002
MRS Equity Corp.	$—	$47	$678

        Fees we paid to Whitney Leadership are as follows (in thousands):

	2004	2003	2002
Whitney Leadership Group, Inc.	$—	$88	$211

        Payroll service fees we received from affiliates are as follows (in thousands):

	2004	2003	2002
MRS Equity Corp.	$—	$63	$145
Whitney Leadership Group, Inc.	$—	$—	$14

        In September 2001, we purchased for $212,500 a 20% interest in Rancho Monterey, S.A., a Panama company organized in May 2001 to develop unimproved real estate in Costa Rica. Prior to our investment, Rancho Monterey was owned by four persons, comprised of three nonaffiliated persons and Mr. Whitney, each of whom owned 25% of Rancho Monterey. We paid the same price for our interest in Rancho Monterey as the other four persons paid. In the summer of 2003, we acquired an additional 10% interest in Rancho Monterey, thus increasing our holdings to 30% of Rancho Monterey through the issuance of $650,000 of debt. We also own 6% of Monterey del Este (a Panama Company organized to develop unimproved real estate in Costa Rica) and a 20% interest in Monterey del Mar (a Panama Company organized to develop an ocean-front boutique hotel on the pacific Coast Rica). Mr. Whitney also indirectly owns 11.4% of Rancho Monterey and 6% of Monterey del Este. Ronald Simon, Executive Vice President, indirectly owns 1.4% of Rancho Monterey.

        In July 2003, we acquired from John F. Kane, our Vice President of Marketing, all of the outstanding shares of Equity Corp. Holdings, Inc., which owns MRS Equity Corp., for a purchase price of $250,000, comprised of $62,500 in cash, 62,500 shares of our Common Stock valued at $125,000 at closing and $62,500 payable one year from the closing date evidenced by a promissory note bearing interest at 7% per annum. We also agreed to assume and pay a promissory note issued to Mr. Whitney by Equity Corp. on June 1, 2002 in the amount of $4,750,000 payable $1,000,000 in July 2003 and July 2004 and ten installments of $275,000 payable in January and July beginning in 2005 through 2009. The unpaid balance bears interest at 7% per annum. Equity Corp. incurred this $4,750,000 obligation when it elected to redeem all of Mr. Whitney's stock ownership in Equity Corp., which amounted to 90% of the outstanding stock of Equity Corp., as of June 1, 2002. This note has been paid in full.

        In July 2003, we acquired all of the outstanding Common Stock of Whitney Leadership Group, Inc. from Mr. Whitney and his wife, for a purchase price of $1,200,000, which was paid $300,000 at closing and $300,000 payable in each of the following three years. The outstanding balance is evidenced by a promissory note bearing interest at 7% per annum. This note has been paid in full.

        From 1999 to 2004 we granted 120,000 stock options to Mr. Whitney's wife and two children, all of whom are employees of our company. Mr. Whitney's wife has been an employee since 1992, his daughter has been an employee since 1995 and his son has been an employee since 2000. We also granted 25,600 stock options to the wife of Mr. Brevoort, a former executive officer. Mrs. Brevoort was an employee from 1992 to 2002. All were granted stock options under our employee stock option plan.

        Until 2003, our Board of Directors was composed solely of Messrs. Whitney and Simon who were responsible for setting the compensation of all of our executive officers, including Messrs. Whitney and Simon. These two individuals also approved the above described related party transactions with Whitney Leadership and Equity Corp. Holdings prior to our appointment of our independent directors. However pursuant to the acquisition agreements, we obtained independent fairness opinions for these acquisitions.

        From time to time, Mr. Whitney benefits from our students' purchase of residential lots and the construction of homes on lots they acquire in the Cape Coral, Florida area. Lots purchased by students may be sold to them by Mr. Whitney or other lot owners. The purchase price of lots sold by Mr. Whitney is consistent with lot prices sold by others in the Cape Coral area. Mr. Whitney receives a salary from Gulfstream Development Corp. Mr. Whitney owns 25% of the stock of Gulf Stream. Mr. Whitney personally benefits from these transactions. We receive $1,000 for every Gulfstream home sold. This amounted to $282,000 in 2004. We have elected not to enter into the business of selling lots to students or building homes for them, as we do not believe the returns in doing so would match our returns in the post-secondary education business. Our decision not to enter either of these businesses was unanimously ratified by a vote of our independent directors.

        In our view, the terms of the transactions described above are no less favorable than could have been obtained from independent third parties. Further, all ongoing and future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that could be obtained from unaffiliated third parties, and all ongoing and future affiliated transactions and any forgiveness of loans will be approved by a majority of the independent and disinterested members of our Board of Directors.

WHITNEY INFORMATION NET INC

	Cumulative Total Return
	3/00	3/01	3/02	3/03	3/04	3/05
WHITNEY INFORMATION NET INC.	100.00	31.57	50.80	119.28	133.31	39.29
RUSSELL 2000	100.00	84.67	96.51	70.49	115.48	121.73
PEER GROUP	100.00	80.64	101.65	61.64	128.57	126.78

CODE OF ETHICS

        Our Board of Directors has adopted a Code of Ethics applicable to all of our employees, officers and directors. The Code of Ethics covers compliance with law; fair and honest dealings with the Company, its competitors and others; full, fair and accurate disclosure to the public; and procedures for compliance with the Code of Ethics. This Code of Ethics is posted on our website at www.russwhitney.com.

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Our executive officers, directors and beneficial owners of more than 10% of our Common Stock are required to file reports of ownership and changes in ownership of the Common Stock with the SEC. Based solely upon information provided to us by individual directors, executive officers and beneficial owners, we believe that all such reports were timely filed during and with respect to the fiscal year ended December 31, 2004.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The following table presents fees for professional services rendered by our independent registered public accountants for the audit of our consolidated financial statements for the calendar years ended December 31, 2004, and December 31, 2003, and fees billed for other services rendered by the independent registered accountants during those years.

	December 31, 2004	December 31, 2003
Audit Fees	$170,000	$171,043
Tax Fees(1)	$63,000	$42,000
All Other Fees	$27,000	$15.502

(1)
Fees related to services in connection with federal, state and local taxes.

        The current policy of the Audit Committee is to review and approval all proposed audit and non-audit services prior to the engagement of independent accountants to perform such services. Therefore, the Audit Committee does not presently have any pre-approval policy or procedures. Review and approval of such services generally occur at the Audit Committee's regularly scheduled quarterly meetings. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee has delegated to its chairman the authority to approve audit and non-audit services up to a pre-determined level as approved by the Audit Committee. Any audit or non-audit services approved pursuant to such delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting. During fiscal 2004 and 2003, all audit and non-audit services performed by the Company's independent accountants were approved in advance by the Audit Committee.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT NEXT ANNUAL MEETING OF SHAREHOLDERS

        Any shareholders of record who desire to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at our principal executive offices prior to our fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

SHAREHOLDER COMMUNICATIONS

        The Board of Directors of the Company believes that, in light of the accessibility of its directors to informal communications, a formal process for shareholders to communicate with directors is unnecessary. Any shareholder communication sent to the Board of Directors, either generally or in care of the Chairman of the Board, will be forwarded to members of the Board without screening. Any shareholder communication to the Board of Directors should be addressed in care of the Chairman of the Board and transmitted to the Company's headquarters in Cape Coral, Florida. In order to assure proper handling, the transmittal envelope should include a notation indicating "Board Communication" or "Director Communication." All such correspondence should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or only specified individual directors. The Chairman will circulate all such correspondence to the appropriate directors.

REPORT OF AUDIT COMMITTEE

        The Audit Committee, consisting of our two independent directors, oversees our financial reporting process. A copy of our Audit Committee Charter was included with our August 2002 Proxy Statement. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed our audited financial statements in our Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and from us including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

        The Committee discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee held four meetings during calendar 2004

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended and approved the selection of the Company's independent auditors.

OTHER BUSINESS

        We are not aware of any other matters which are to be presented to the Annual Meeting, nor have we been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

        The above notice and Proxy Statement are sent by order of the Board of Directors.

                      Ronald S. Simon

                      Executive Vice President
                      July 29, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
WHITNEY INFORMATION NETWORK, INC.
TO BE HELD SEPTEMBER 14, 2005

        The undersigned hereby appoints Russell A. Whitney as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Whitney Information Network, Inc. held of record by the undersigned on July 22, 2005, at the Annual Meeting of Shareholders to be held September 14, 2005, or any adjournment or postponement thereof.

1.	ELECTION OF DIRECTORS	FOR the election as a director of all nominees listed below (except as marked to the contrary below). ☐	WITHHOLD AUTHORITY to vote for all nominees listed below. ☐
NOMINEES:	Russell A. Whitney	Ronald S. Simon	Frederick A. Cardin	Chester P. Schwartz.

INSTRUCTION: To withhold authority to vote for individual nominees, strike through their names, above.

2.    In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

        It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder the proxy will be voted for the election of the directors named in Item 1 above.

        The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated	, 2005

Signature
PLEASE MARK, SIGN, AND DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature, if held jointly
PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. ☐

QuickLinks

VOTING SHARES AND PRINCIPAL SHAREHOLDERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
RELATED PARTY TRANSACTIONS
CODE OF ETHICS
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT NEXT ANNUAL MEETING OF SHAREHOLDERS
SHAREHOLDER COMMUNICATIONS
REPORT OF AUDIT COMMITTEE
OTHER BUSINESS